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PIPER MARBURY RUDNICK & WOLFE LLP

6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE    (410) 580-3000
FAX      (410) 580-3001

                                  June 14, 2001




Prudential Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey  07102

         Re:      Registration Statement on Form N-14
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Ladies and Gentlemen:

         We have acted as special Maryland counsel to Prudential Utility Fund, Inc., doing business as Prudential Sector Funds, Inc., a Maryland corporation (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund, on behalf of its Prudential Utility Fund series ("Prudential Utility Fund"), of the assets and the assumption of the liabilities of the Global Utility Fund, Inc., a Maryland corporation (the "Acquired Fund"), in exchange for Class A, Class B, Class C, and Class Z shares of Prudential Utility Fund (collectively, the "Acquiring Fund Shares"), par value $0.01 per share, pursuant to an Agreement and Plan of Reorganization and Liquidation to be entered into by and between the Acquiring Fund and the Acquired Fund (the "Agreement").

         In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a) The Charter of the Acquiring Fund certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

          (b)  The By-Laws of the Acquiring Fund.

          (c) A draft of the Prospectus/Proxy Statement contained in the Acquiring Fund's Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about June 15, 2001 (the "Registration Statement").

          (d)  A draft of the Agreement as included in the Registration
               Statement.

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                                                   Prudential Sector Funds, Inc.
                                                                   June 14, 2001
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          (e)  Resolutions of the Board of Directors of the Acquiring Fund
               relating to the authorization of (i) the issuance of the Acquiring Fund Shares, (ii) the Registration Statement and the transactions contemplated thereby, and (iii) the Agreement and the transactions contemplated thereby.

          (f) A short-form Good Standing Certificate for the Acquiring Fund, dated a recent date, issued by the MSDAT.

          (g) A Certificate of Secretary of the Acquiring Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

          (h) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters, we have relied on the Certificate and have not independently verified the matters stated therein.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that:

          1. The Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

          2. The Acquiring Fund Shares to be issued as contemplated in the Agreement have been duly authorized, and will constitute validly issued, fully paid and nonassessable shares, (i) subject to the receipt by the Acquiring Fund of the consideration described in the Agreement and in the manner referred to in the Registration Statement and (ii) to the extent of the number of shares of the class authorized in the Charter of the Acquiring Fund and then unissued.

         This opinion is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or

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                                                   Prudential Sector Funds, Inc.
                                                                   June 14, 2001
                                                                          Page 3

circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland.

         We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus/Proxy Statement included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Piper Marbury Rudnick & Wolfe LLP